SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 30, 2011

H.J. HEINZ COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3385	25-0542520
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania		15222
(Address of principal executive offices)		(Zip Code)

412-456-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GENERAL

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2011, H. J. Heinz Company (the “Company”) and H. J. Heinz Finance Company (“Heinz Finance”) entered into a senior unsecured, five-year credit agreement providing for a total revolving credit amount of $1.5 billion (the “Agreement”), with a group of lenders and JPMorgan Chase Bank, N.A., as administrative agent. In addition, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as joint lead arrangers and joint bookrunners for the Agreement, Bank of America, N.A., as syndication agent, and BNP Paribas, HSBC Bank USA N.A., Intesa Sanpaolo S.p.A., PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch and UBS Loan Finance LLC, as documentation agents.

The Agreement provides for a revolving credit line of $1.5 billion, and will be used to refinance or replace commitments under the Company’s and Heinz Finance’s Three-Year Credit Agreement dated as of April 29, 2009, to support the Company’s commercial paper borrowings and for general corporate purposes. The commitments under the Agreement will terminate, and any amounts then outstanding will become due, on June 30, 2016.

Under the Agreement, the Company is required to comply with certain covenants, including an obligation to maintain a leverage ratio not in excess of 3.5 to 1. Borrowings under the Agreement are generally expected to be based on an applicable LIBOR rate plus a margin ranging from 1.00% to 1.70% per annum based on ratings of the Company’s senior, unsecured long-term debt announced by relevant rating agencies. Under the Agreement, the banks will receive a facility fee that varies between 0.125% and 0.30%, similarly depending on the Company’s senior, unsecured long-term debt rating. The Agreement also provides for loans funded on a competitive bid basis or based on a margin over an applicable “prime rate.”

Certain lenders and agents under the Agreement (and their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to the Company, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company, its subsidiaries or affiliates, for such services.

The foregoing is a summary of the material terms and conditions of the Agreement and not a complete discussion of the Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Agreement attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On June 30, 2011, the Company and Heinz Finance terminated their existing $1.2 billion credit agreement that was due to expire on April 29, 2012. The terminated credit agreement was the Three-Year Credit Agreement dated as of April 29, 2009.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number (Referenced to Item 601 of Regulation S-K)	Description of Exhibit

10.1	Five-Year Credit Agreement dated June 30, 2011 among the Company, Heinz Finance, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N. A., as Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.J. HEINZ COMPANY

By	/s/ ARTHUR B. WINKLEBLACK
Arthur B. Winkleblack
Executive Vice President and
Chief Financial Officer

Dated: July 7, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Five-Year Credit Agreement dated June 30, 2011 among the Company, Heinz Finance, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N. A., as Administrative Agent

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